Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 30, 2025 relating to the financial statements of DeFi Technologies Inc. (the “Company”), appearing in the Registration Statement Form 40FR12B of DeFi Technologies Inc. for the year ended December 31, 2024.

/s/ Harpreet Dhawan
HDCPA PROFESSIONAL CORPORATION

Chartered Professional Accountants

Licensed Public Accountants

Ontario, Canada

September 4, 2025